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                                                                      EXHIBIT 23

                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statements Nos. 333-58832, 333-58836, and 333-58840 of UTi Worldwide Inc. on Form S-8 of our report dated April 14, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the change UTi Worldwide Inc. made in its method of accounting for goodwill and other intangible assets) appearing in this Annual Report on Form 10-K of UTi Worldwide Inc. for the year ended January 31, 2004.


/s/ DELOITTE & TOUCHE LLP

Los Angeles, California

April 14, 2004